Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 *

In connection with the Annual Report of New Media Lottery Services, Inc., (the “Company”), on Form 10-K for the period ended April 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), Jeffrey Sternberg, the Director, principal executive officer and principal financial officer of the Company, hereby certifies that, to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

Date: September 2, 2010	By:	/s/ Jeffrey Sternberg
Jeffrey Sternberg
President (Principal Executive Officer and Principal Financial Officer)

* This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of New Media Lottery Services, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.